August 2, 2002


By Hand

Mr. Frank J. Drohan
Alfa International Corp.
107 Industrial Drive
Jersey City, New Jersey 07305
USA

Dear Frank,

This letter agreement ("Agreement") is to confirm our recent discussions and understandings regarding the various shareholdings in Journey of Light, Ltd., a corporation presently being organized under the laws of Jersey in the United Kingdom ("JOL"), and our understanding regarding the possible acquisition of JOL by Alfa International Corp., a New Jersey, USA corporation ("Alfa"). JOL is negotiating a contract with the Government of Qatar (the "Contract"). A draft copy of the proposed Contract is attached hereto. Unless indicated otherwise herein, capitalized terms in this Agreement shall have the same meanings as in the Contract.

JOL and Alfa hereby agree as follows:

1. that JOL will be a Channel Islands corporation, exempt from taxes in the United Kingdom.

2. that all final decisions regarding the design, content and theme of the Project shall be made exclusively by Muftah Ben Omran, President of JOL, in his sole and absolute discretion.

3. that JOL will, as soon as is practicable hereafter, grant Alfa an option to purchase up to 5% of the outstanding
JOL stock for a total purchase price of $500,000 (the "Option Grant"). The amount and timing of Alfa's purchases of JOL stock subject to the Option Grant shall be at Alfa's sole discretion provided only that at least $100,000 of such JOL stock is purchased by Alfa within 15 days after the signing of the Contract by the Parties.
All unexercised portions of the Option Grant shall expire within thirty (30) days after the Approval Date.

4. that the founding shareholders of JOL are Muftah Ben
Omran ("Muftah"), Frank J. Drohan ("Frank") and Mohamed
Khalifa A. Al Sada ("Mohamed") [collectively, the
"Founders"). In this Agreement, the term "JOL
Shareholders" shall mean the Founders as well as any new shareholders of JOL other than Alfa up to the date of the Acquisition (as hereinafter defined).

5. that simultaneously with the Stock Grant, JOL and all of the JOL Shareholders, shall grant Alfa an additional option (the "Acquisition Option") whereby Alfa, at its sole discretion, shall have the absolute right to acquire from the JOL Shareholders all the remaining JOL shares that it doesn't already own, thereby making JOL a wholly owned subsidiary of Alfa (the "Acquisition"). Alfa must give notice to JOL within thirty (30) days after the Approval Date of its intention to exercise the Acquisition Option or the Acquisition Option will thereafter expire. If Alfa gives JOL such notice, then
JOL shall allow Alfa a sufficient amount of time which is reasonable and customary in such transactions with publicly held U.S. companies to secure the approval of its shareholders (the "Alfa Shareholders") and to close the Acquisition.

6. that in the Acquisition, the JOL Shareholders will exchange all of their JOL shares for shares of Alfa such that (i) immediately after the Acquisition, the former
JOL Shareholders will own at least ninety (90) percent of Alfa's then outstanding stock, and (ii) the shares of Alfa owned by the Alfa Shareholders just prior to the Acquisition will represent no more than ten (10) percent of Alfa's outstanding stock immediately after the Acquisition.

7. that JOL and Frank have agreed that Frank will subscribe for and will be issued shares of JOL before the Acquisition such that after the Acquisition occurs Frank will own twenty-five (25) percent of Alfa's then outstanding stock.

8. that JOL and Mohamed have agreed that Mohamed will subscribe for and will be issued shares of JOL before the Acquisition such that after the Acquisition occurs
Mohamed will own ten (10) percent of Alfa's then outstanding stock.

9. that JOL and Muftah have agreed that Muftah will subscribe for and will be issued shares of JOL before the Acquisition such that after the Acquisition occurs Muftah will own that percentage of Alfa's then outstanding stock which is not owned by the JOL Shareholders or the Alfa
Shareholders.

JOL and Alfa hereby agree that no publicity or public notice with respect to this Agreement shall be released to the general public without the prior written consent of Alfa.

	JOL agrees that the JOL Shareholders shall, as part of the subscription agreement for their JOL shares, agree to be bound by the terms of this Agreement.

	This Agreement constitutes the entire agreement between JOL and Alfa, and between Muftah and Frank, with respect to the subject matter hereof and supersedes all other prior representations, agreements, (including that certain handwritten agreement signed in Qatar in June 2002 by Frank), and understandings, both written and oral between them with respect to such subject matter.

If you agree to the contents of this Agreement please indicate your agreement by countersigning a copy of this Agreement where indicated below and returning it to me.



Sincerely,                     AGREED TO AND ACCEPTED:
Journey of Light, Ltd.        Alfa International Corp.
a Jersey (Channel Islands)    a New Jersey, USA
corporation                   corporation





By:________________________    By: ___________________________
Muftah Ben Omran               Frank J. Drohan
President                      President

            Dated: August 2, 2002






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